Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Harte Hanks, Inc. and Subsidiaries (the “Company”) as of and for the years ended December 31, 2022 and 2021, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Tewksbury, Massachusetts

August 25, 2023